EXHIBIT 10.76

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

AMENDED AND RESTATED

TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

This AMENDED AND RESTATED TECHNOLOGY TRANSFER AND LICENSE AGREEMENT (this “Agreement”), is made and entered into as of this 26th day of November, 2008 (“Amendment Date”), by and between Micron Technology, Inc, a Delaware corporation (“Micron”), and Nanya Technology Corporation Nanya Technology Corporation [Translation from Chinese], a company incorporated under the laws of the Republic of China (“NTC”).  (Micron and NTC are referred to in this Agreement individually as a “Party” and collectively as the “Parties”).

RECITALS

A.           Micron currently designs and manufactures Stack DRAM Products (as defined herein) and develops Process Technology (as defined herein) therefor. NTC and Micron desire to engage in joint development and/or optimization of Process Technology for process nodes of 68 nm, 50nm and other dimensions and joint development of Stack DRAM Designs (as defined herein) for Stack DRAM Products to be manufactured on such process nodes, as the Parties may agree in the JDP Agreement (as defined herein).

B.           To effectuate their desires contemporaneously with their formation of their joint venture MeiYa Technology Corporation, a company limited by shares organized under the laws of the Republic of China (“MeiYa”), Micron licensed NTC under Background IP for the design, development and manufacture of certain Stack DRAM Products pursuant to that certain Technology Transfer and License Agreement between Micron and NTC dated April 21, 2008 (“Original Agreement”).  Pursuant to the Original Agreement, Micron and NTC have also transferred each other Foundational Know-How and licensed each other thereunder for the design, development and manufacture of certain Stack DRAM Products.

C.           An Affiliate of Micron and NTC have become parties to that certain Joint Venture Agreement dated as of the Amendment Date involving the ownership and operations of Inotera Memories, Inc., a company limited by shares under the laws of the Republic of China (“IMI”), and in connection with therewith are combining their ownership and operations of MeiYa with that of IMI such that MeiYa will cease to exist.

D.           Accordingly, the Parties desire to amend and restate the Original Agreement to account for the transactions contemplated by the Joint Venture Documents (as defined below) related to IMI upon the terms and conditions set forth herein.

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AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and agreements herein set forth, the Parties, intending to be legally bound, hereby agree as follows.

ARTICLE 1

DEFINITIONS; CERTAIN INTERPRETATIVE MATTERS

1.1           Definitions.

“Adjusted Revenues” means [***].

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly, including through one or more intermediaries, controls, or is controlled by, or is under common control with such specified Person; and the term “affiliated” has a meaning correlative to the foregoing.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Applicable Law” means any applicable laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity.

“Amendment Date” shall have the meaning set forth in the preamble to this Agreement.

“Background IP” means [***].

“BEOL Costs” means [***].

“Burn-In” means [***].

“Burn-In Document” means a document that describes the specification of voltage and test pattern settings in the Burn-In test program.  The Burn-In Document also describes the methodology of how the voltage and test pattern settings are optimized.

“Closing” means June 6, 2008, the date of closing of formation of MeiYa.

“Commodity Stack DRAM Products” means Stack DRAM Products for system main memory for computing or Mobile Devices, in each case that are fully compliant with one or more Industry Standard(s).

“Confidential Information” means that information described in Section 8.1 deemed to be “Confidential Information” under the Mutual Confidentiality Agreement.

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“Contractor” means a Third Party who (a) is contracted by a Party in connection with work to be conducted by such Party under a SOW, (b) has agreed to assign to such contracting Party all rights in and to any inventions, discoveries, improvements, processes, copyrightable works, mask works, trade secrets or other technology that are conceived or first reduced to practice, whether patentable or not, as a result of any performance by such Third Party of any obligations of such Party under a SOW, and all Patent Rights, IP Rights and other intellectual property rights in the foregoing, and (c) has agreed to grant a license to such contracting Party, with the right to sublicense of sufficient scope that includes the other Party, under all Patent Rights, IP Rights and other rights of the Third Party reasonably necessary for such contracting Party and the other Party to exploit the work product created by the Third Party consistent with the rights granted by the contracting Party to the other Party under the Joint Venture Documents.

“Control” (whether capitalized or not) means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of [***] of the votes entitled to be cast at a meeting of the members, shareholders or other equity holders of such Person or power to control the composition of a majority of the board of directors or like governing body of such Person; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Design Qualification” means, [***].

“Design SOW” means [***].

“DRAM Product” means any stand-alone semiconductor device that is a dynamic random access memory device and that is designed or developed primarily for the function of storing data, in die, wafer or package form.

“Effective Date” means April 21, 2008, the effective date of the Original Agreement.

“Existing Entity” means [***].

“Force Majeure Event” means the occurrence of an event or circumstance beyond the reasonable control of a Party and includes, without limitation, (a) explosions, fires, flood, earthquakes, catastrophic weather conditions, or other elements of nature or acts of God; (b) acts of war (declared or undeclared), acts of terrorism, insurrection, riots, civil disorders, rebellion or sabotage; (c) acts of federal, state, local or foreign Governmental Entity; (d) labor disputes, lockouts, strikes or other industrial action, whether direct or indirect and whether lawful or unlawful; (e) failures or fluctuations in electrical power or telecommunications service or equipment; and (f) delays caused by the other Party or third-party nonperformance (except for delays caused by a Party’s Contractors, subcontractors or agents).

“Foundational Know-How” means, with respect to each Party, [***].

“Foundry Customer” means a Third Party customer for Stack DRAM Products for which [***].

“Foundry Customer Adjusted Revenues” means [***].

“Foundry Customer Products” means [***].

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“FT” means [***].

“GAAP” means, with respect to Micron, United States generally accepted accounting principles, and with respect to NTC, Republic of China generally accepted accounting principles, in each case, as consistently applied by the Party for all periods at issue.

“Gross Revenues” means, [***].

“Governmental Entity” means any governmental authority or entity, including any agency, board, bureau, commission, court, municipality, department, subdivision or instrumentality thereof, or any arbitrator or arbitration panel.

“IMI” has the meaning set forth in the Recitals to this Agreement.

“Industry Standard” means the documented technical specifications that set forth the pertinent technical and operating characteristics of a DRAM Product if such specifications are publicly available for use by DRAM manufacturers, and if [***]

“IP Rights” means copyrights, rights in trade secrets, Mask Work Rights and pending applications or registrations of any of the foregoing anywhere in the world.  The term “IP Rights” does not include any Patent Rights or rights in trademarks.

“JDP Agreement” means that certain Amended and Restated Joint Development Program Agreement by and between Micron and NTC effective as of the Amendment Date.

“JDP Committee” means the committee formed and operated by Micron and NTC to govern the performance of the Parties under the JDP Agreement.

“JDP Inventions” means all discoveries, improvements, inventions, developments, processes or other technology, whether patentable or not, that is/are conceived by one or more Representatives of one or more of the Parties in the course of activities conducted under the JDP Agreement.

“JDP IP Royalties” means [***].

“JDP Process Node” means any Primary Process Node or Optimized Process Node resulting from the research and development activities of the Parties pursuant the JDP Agreement.

“JDP Work Product” means [***].

“Joint Venture Company” means either IMI or MeiYa, as the context dictates.

“Joint Venture Documents” means (a) with respect to IMI, that certain Joint Venture Agreement between MNL and NTC dated as of the Amendment Date relating to the Joint Venture Company and those documents listed on Schedule A to that certain Joint Venture Agreement;  and (b) with respect to MeiYa, that certain Master Agreement by and between Micron and NTC dated as of the Effective Date, the Master Agreement Disclosure Letter by and between Micron and NTC dated as of the Effective Date, and the documents listed on Schedules 2.1 through 2.5 of such disclosure letter, each as amended.

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“Mask Data Processing” means [***].

“Mask Work Rights" means rights under the United States Semiconductor Chip Protection Act of 1984, as amended from time to time, or under any similar equivalent laws in countries other than the United States.

“MeiYa” shall have the meaning set forth in the Recitals to this Agreement.

“MeiYa Roll-Up” means the first to occur of the following events, whether through a single transaction or series of related transactions:  (a) any consolidation or merger of MeiYa with or into another Person; (b) the sale of all or substantially all of MeiYa’s non-cash assets to another Person; (c) the sale of all or substantially all of MeiYa 's voting equity to any other Persons; and (d) the voluntary or involuntary liquidation, dissolution or winding up of the affairs of MeiYa.

“Micron” shall have the meaning set forth in the preamble to this Agreement.

“Micron IP Royalties” mean any royalties owed by NTC to Micron under the TTLA 68-50.

“Micron Qualified Fab” means [***].

“Micron Products” means [***].

“MNL” means Micron Semiconductor B.V., a private limited liability company organized under the laws of the Netherlands.

“MTT” means Micron Technology Asia Pacific, Inc., an Idaho corporation.

“Mobile Device” means a handheld or portable device using as its main memory one or more Stack DRAM Products that is/are compliant with an Industry Standard [***].

“Mutual Confidentiality Agreement” means that certain Second Amended and Restated Mutual Confidentiality Agreement dated as of the Amendment Date among NTC, Micron, MNL, MeiYa and IMI.

“NTC” shall have the meaning set forth in the preamble to this Agreement.

“NTC Products” means [***].

“NTC Qualified Fab” means [***].

“OPC” means optical proximity correction of the circuit layout patterns, which is important in Mask Data Processing.

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“Optimized Process Node” means [***].

“Original Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Party” and “Parties” shall have the meaning set forth in the preamble to this Agreement.

“Patent Rights” means all rights associated with any and all issued and unexpired patents and pending patent applications in any country in the world, together with any and all divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions, foreign counterparts or equivalents of any of the foregoing, wherever and whenever existing.

“Person” means any natural person, corporation, joint stock company, limited liability company, association, partnership, firm, joint venture, organization, business, trust, estate or any other entity or organization of any kind or character.

“Primary Process Node” means [***].

“Probe Testing” means testing, using a wafer test program as set forth in the applicable specifications, of a wafer that has completed all processing steps deemed necessary to complete the creation of the desired Stack DRAM integrated circuits in the die on such wafer, the purpose of which test is to determine how many and which of the die meet the applicable criteria for such die set forth in the specifications.

“Process Development Contractor” means [***].

“Process Node” means [***].

“Process Qualification” means, [***].

“Process SOW” means [***].

“Process Technology” means that process technology developed before expiration of the Term and utilized in the manufacture of Stack DRAM wafers, including Probe Testing and technology developed through Product Engineering thereof, regardless of the form in which any of the foregoing is stored, but excluding any Patent Rights and any technology, trade secrets or know-how that relate to and are used in any back-end operations (after Probe Testing).

“Product Engineering” means any one or more of the engineering activities described on Schedule 7 to the JDP Agreement as applied to Stack DRAM Products or Stack DRAM Modules.

“RASL” means that certain Amended and Restated Restricted Activities Side Letter agreement by and between the Parties effective as of the Amendment Date.

“Recoverable Taxes” shall have the meaning set forth in Section 4.7(a).

“Representative” means with respect to a Party, any director, officer, employee, agent or Contractor of such Party or a professional advisor to such Party, such as an attorney, banker or financial advisor of such Party who is under an obligation of confidentiality to such Party by contract or ethical rules applicable to such Person.

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“Royalties” means [***].

“Shares” means the ordinary shares of IMI, each having a par value of NT$10.

“Software” means computer program instruction code, whether in human-readable source code form, machine-executable binary form, firmware, scripts, interpretive text, or otherwise.  The term “Software” does not include databases and other information stored in electronic form, other than executable instruction codes or source code that is intended to be compiled into executable instruction codes.

“SOW” means a statement of the work that describes research and development work to be performed under the JDP Agreement and that has been adopted by the JDP Committee pursuant to the procedures set forth therein.

“Stack DRAM” means dynamic random access memory cell that functions by using a capacitor arrayed predominantly above the semiconductor substrate.

“Stack DRAM Design” means, with respect to a Stack DRAM Product, the corresponding design components, materials and information listed on Schedule 3 of the JDP Agreement or as otherwise determined by the JDP Committee in a SOW.

“Stack DRAM Module” means one or more Stack DRAM Products in a JEDEC-compliant package or module (whether as part of a SIMM, DIMM, multi-chip package, memory card or other memory module or package).

“Stack DRAM Product” means any memory comprising Stack DRAM, whether in die or wafer form.

“Subsidiary” means, with respect to any specified Person, any other Person that, directly or indirectly, including through one or more intermediaries, is controlled by such specified Person.

“Supply Agreement” means that certain Supply Agreement by and among NTC, Micron and IMI dated as of the Amendment Date.

“Tax” or “Taxes” means any federal, state, local or foreign net income, gross income, gross receipts, sales, use ad valorem, transfer, franchise, profits, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, customs, duties or other type of fiscal levy and all other taxes, governmental fees, registration fees, assessments or charges of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts imposed or assessed with respect thereto.

“Taxing Authority” means any Governmental Entity exercising any authority to impose, regulate or administer the imposition of Taxes.

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“Term” shall have the meaning set forth in Section 9.1.

“Third Party” means any Person other than NTC or Micron.

“TTLA 68-50” means that certain Technology Transfer and License Agreement for 68-50nm Process Nodes by and between the Parties dated as of the Effective Date.

[***]

1.2           Certain Interpretive Matters.

(a)           Unless the context requires otherwise, (1) all references to Sections, Articles, Exhibits, Appendices or Schedules are to Sections, Articles, Exhibits, Appendices or Schedules of or to this Agreement, (2) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP, (3) words in the singular include the plural and vice versa, (4) the term “including” means “including without limitation,” and (5) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual section or portion hereof.  Unless otherwise denoted, all references to $ or dollar amounts will be to lawful currency of the United States of America.  All references to “day” or “days” will mean calendar days.

(b)           No provision of this Agreement will be interpreted in favor of, or against, either Party by reason of the extent to which (1) such Party or its counsel participated in the drafting thereof or (2) any such provision is inconsistent with any prior draft of this Agreement or such provision.

ARTICLE 2

LICENSES

2.1           Micron Grant to NTC.  Subject to the terms and conditions of this Agreement and the applicable terms of the Joint Venture Documents, Micron grants to NTC [***]:

[***]

2.2           NTC Grant to Micron.   Subject to the terms and conditions of this Agreement and the applicable terms of the Joint Venture Documents, NTC grants to Micron a [***]:

[***]

2.3         Rights Following Termination of JDP Agreement.  Upon termination of the JDP Agreement, [***].

2.4           Reservations of Rights.

[***]

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ARTICLE 3

SERVICES

3.1           Assistance For Qualification of Second Source for Mask Purchases.  As reasonably requested by NTC and to the extent fulfilling such request would not cause disruption of Micron’s operations, Micron will use commercially reasonable efforts to assist NTC in providing the JDP Committee the information necessary for it to qualify a second source [***].

3.2           [***] As reasonably requested by NTC and to the extent fulfilling such request would not cause disruption of Micron’s operations, [***].

ARTICLE 4

PAYMENTS

4.1           Royalties for JDP Process Nodes of  [***]

4.2           [***]

4.3           Royalty Reporting and Payment.  Within sixty (60) days following the end of [***] for so long as any Royalties are payable hereunder, NTC shall submit to Micron a written report, which is certified by NTC’s chief financial officer as complete and correct, setting forth in reasonable detail, [***].  NTC shall pay to Micron all Royalties due for such [***] contemporaneously with the submission of such report in accordance with Section 4.5.  NTC shall cause each of its Affiliates who dispose of Stack DRAM Product in a manner that causes Royalties to be due to provide a written report, which is certified by the Affiliate’s chief financial officer as complete and correct, setting forth in reasonable detail such Affiliate’s dispositions of Stack DRAM Product and corresponding Royalties for the [***] that is the subject of each of the foregoing reports of NTC.  NTC shall provide a copy of each report from an Affiliate to Micron with submission of NTC’s report.

4.4           Audit Rights and Records.  Micron shall have the right to have an independent Third Party auditor audit [***], upon reasonable advance written notice, during normal business hours and on a confidential basis subject to the Mutual Confidentiality Agreement, all records and accounts of NTC relevant to the calculation of Royalties in the [***] of the audit; provided however, NTC shall not be obligated to provide any records and book of accounts existing prior to the Effective Date.  NTC shall, and shall cause its Affiliates to, for at least a period of [***] their creation, keep complete and accurate records and books of accounts concerning all transactions relevant to calculation of Royalties in sufficient detail to enable a complete and detailed audit to be conducted.  NTC shall cause any Affiliate that disposes of Stack DRAM Product in a manner that causes Royalties to be due to keep records and permit an audit of such records consistent with the obligations of NTC hereunder. [***].

4.5           Reports and Invoices; Payments.

(a)           All reports and invoices under this Agreement may be sent by any method described in Section 10.1 or electronically with hardcopy confirmation sent promptly thereafter by any method described in Section 10.1.  Such reports and invoices should be sent to the following contacts or such other contact as may be specified hereafter pursuant to a notice sent in accordance with Section 10.1:

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(i)           Invoices to NTC:

[***]
Nanya Technology Corp.
Hwa-Ya Technology Park 669, Fuhsing 3 Rd. Kueishan, Taoyuan, Taiwan, R. O. C.
[***]

(ii)           Reports to Micron:

[***]
8000 S. Federal Way
P.O. Box 6, MS 1-720
Boise, Idaho, USA 83707-0006
[***]

(b)           All amounts owed by a Party under this Agreement are stated, calculated and shall be paid in United States Dollars ($ U.S.).

(c)           Payment is due on all amounts properly invoiced within thirty (30) days of receipt of invoice.  All payments made under this Agreement shall be made by wire transfer to a Micron bank account designated by the following person or by such other person designated by notice:

Payments to Micron:

[***]
8000 S. Federal Way
P.O. Box 6, MS 1-107
Boise, Idaho, USA 83707-0006
[***]

4.6           Interest.  Any amounts payable to Micron hereunder and not paid within the time period provided shall accrue interest, from the time such payment was due until the time payment is actually received, at the rate of [***] or the highest rate permitted by Applicable Law, whichever is lower.

4.7           Taxes.

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(a)           All sales, use and other transfer Taxes imposed directly on or solely as a result of the services, rights licensed or technology transfers or the payments therefor provided herein shall be stated separately on the service provider’s, licensor’s or technology transferor’s invoice, collected from the service recipient, licensee or technology transferee and shall be remitted by service provider, licensor or technology transferor to the appropriate Taxing Authority (“Recoverable Taxes”), unless the service recipient, licensee or technology transferee provides valid proof of tax exemption prior to the Effective Date or otherwise as permitted by law prior to the time the service provider, licensor or technology transferor is required to pay such taxes to the appropriate Taxing Authority.  When property is delivered, rights granted and/or services are provided or the benefit of services occurs within jurisdictions in which collection and remittance of Taxes by the service recipient, licensee or technology transferee is required by law, the service recipient, licensee or technology transferee  shall have sole responsibility for payment of said Taxes to the appropriate Taxing Authority.  In the event any Taxes are Recoverable Taxes and the service provider, licensor or technology transferor does not collect such Taxes from the service recipient, licensee or technology transferee or pay such Taxes to the appropriate Governmental Entity on a timely basis, and is subsequently audited by any Taxing Authority, liability of the service recipient, licensee or technology transferee will be limited to the Tax assessment for such Recoverable Taxes, with no reimbursement for penalty or interest charges or other amounts incurred in connection therewith.  Except as provided in Section 4.7(b), Taxes other than Recoverable Taxes shall not be reimbursed by the service recipient, licensee or technology transferee, and each Party is responsible for its own respective income Taxes (including franchise and other Taxes based on net income or a variation thereof), Taxes based upon gross revenues or receipts, and Taxes with respect to general overhead, including but not limited to business and occupation Taxes, and such Taxes shall not be Recoverable Taxes.

(b)           In the event that the service recipient, licensee or technology transferee is prohibited by Applicable Law from making payments to the service provider, licensor or technology transferor unless the service recipient, licensee or technology transferee deducts or withholds Taxes therefrom and remits such Taxes to the local Taxing Authority, [***].

4.8           Payment Delay.  Notwithstanding anything to the contrary in this Agreement, if requested by Micron by notice in accordance with Section 10.1, NTC will [***] until notified by Micron in accordance with Section 10.1.

ARTICLE 5

OTHER INTELLECTUAL PROPERTY MATTERS

5.1           Intellectual Properties Retained.  Nothing in this Agreement shall be construed to transfer ownership of any intellectual property rights from one Party to another Party.

5.2           Cooperation In Claims Of Patent Infringement. [***].

ARTICLE 6

WARRANTIES; DISCLAIMERS

6.1           No Implied Obligation or Rights.  Nothing contained in this Agreement shall be construed as:

(a)           a warranty or representation that any manufacture, sale, lease, use or other disposition of any products based upon any of the IP Rights licensed or technology transferred hereunder will be free from infringement, misappropriation or other violation of any Patent Rights, IP Rights or other intellectual property rights of any Person;

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(b)           an agreement to bring or prosecute proceedings against Third Parties for infringement, misappropriation or other violation of rights or conferring any right to bring or prosecute proceedings against Third Parties for infringement, misappropriation or other violation  of rights; or

(c)           conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either Party.

6.2           Third Party Software.  Exploitation of any of the rights licensed or technology transferred hereunder may require use of Software owned by a Third Party and not subject to any license granted under any of the Joint Venture Documents.  Nothing in this Agreement shall be construed as granting to any Party, any right, title or interest in, to or under any Software owned by any Third Party.  Except as may be specified otherwise in any of the other Joint Venture Documents, any such Software so required is solely the responsibility of the each of the Parties.  Moreover, should a Party who transfers technology under this Agreement discover after such transfer that it has provided Software to the other Party that it was not entitled to provide, such providing Party shall promptly notify the other Party and the recipient shall return such Software to the providing Party and not retain any copy thereof.

6.3           Disclaimer.  [***].

6.4           Background IP.  Micron represents and warrants to NTC that the Transferred Technology transferred to NTC pursuant to Section 3.1 of the TTLA 68-50 [***]

ARTICLE 7

LIMITATION OF LIABILITY

7.1           LIMITATION OF LIABILITY.  [***].

ARTICLE 8

CONFIDENTIALITY

8.1           Confidentiality Obligations.  Subject to the rights expressly granted to the Parties hereunder and any applicable restrictions under the other Joint Venture Documents, all information provided, disclosed or obtained in connection with this Agreement, the TTLA 68-50 or the performance of any of the Parties’ activities under this Agreement or the TTLA 68-50 shall be deemed “Confidential Information” subject to all applicable provisions of the Mutual Confidentiality Agreement.  The terms and conditions of this Agreement and the TTLA 68-50 shall be considered “Confidential Information” under the Mutual Confidentiality Agreement for which Micron and  NTC shall be considered a “Receiving Party” under such agreement.  The Parties acknowledge that Process Technology, JDP Process Nodes, JDP Inventions, JDP Work Product and other information exchanged pursuant to the JDP Agreement are subject to restrictions on disclosure set forth therein.

8.2           Additional Controls For Certain Information.  To the extent any layout and schematics data/databases, scribe line test patterns, internal architecture specifications, test modes and configurations, or similarly sensitive information is provided to a Party under this Agreement, such subject matter shall be stored solely on secure servers and password protected, and such Party shall limit access to such data exclusively to those of its Representatives who have a need to access such data for the purposes of exercising its rights hereunder.

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8.3           Micron Background IP and Foundational Know-How.

[***]

8.4           NTC Foundational Know-How.

[***]

8.5           Conflicts.  To the extent there is a conflict between this Agreement and the Mutual Confidentiality Agreement, the terms of this Agreement shall control.  To the extent there is a conflict between this Agreement and the JDP Agreement, the JDP Agreement shall control.

ARTICLE 9

TERM AND TERMINATION

9.1           Term.  The term of this Agreement commences on the Effective Date and continues in effect until terminated by mutual agreement; provided, however, that the amendments made to the Original Agreement by this Agreement commence on the Amendment Date.  (The period from the Effective Date until termination is the “Term”).

9.2           Termination of License.

(a)           In the event either [***], the other party may terminate [***] An inadvertent disclosure by one Party or a Party’s Representative of the other Party’s Confidential Information in violation of this Agreement or the Mutual Confidentiality Agreement, as applicable, shall not be considered a material breach of this Agreement provided that (i) such Party takes prompt action to retract the disclosure and prevent further similar violations, and (ii) the disclosure was not in intentional or willful disregard of the non-disclosure obligations set forth in this Agreement or in the Mutual Confidentiality Agreement.

[***]

9.3           Effects of Termination.

(a)           Termination of this Agreement or a Party’s license hereunder shall not affect any of the Parties’ respective rights accrued or obligations owed before termination.  In addition, the following shall survive termination for any reason:  Articles 1, 6, 7 and 10 and Sections 2.4, 4.3 through  4.7, 5.1, 8.1, 8.2, 8.3(b), 8.4(b), 8.5 and 9.3.

(b)           Upon termination of a Party’s license under this Agreement pursuant to Section 9.2(a), the Party whose license was terminated shall:

[***]

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(c)           Upon termination of NTC’s license under this Agreement pursuant to Section 9.2(b), NTC shall:

[***]

ARTICLE 10

MISCELLANEOUS

10.1           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) delivery in person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

If to NTC:                Nanya Technology Corporation
Hwa-Ya Technology Park 669
Fuhsing 3 RD. Kueishan
Taoyuan, Taiwan, ROC
Attention: Legal Department
Fax: 886.3.396.2226

If to Micron:             Micron Technology, Inc.
8000 S. Federal Way
Mail Stop 1-507
Boise, ID 83716
Attention: General Counsel
Fax: 208.368.4537

10.2           Waiver.  The failure at any time of a Party to require performance by the other Party of any responsibility or obligation required by this Agreement shall in no way affect a Party’s right to require such performance at any time thereafter, nor shall the waiver by a Party of a breach of any provision of this Agreement by the other Party constitute a waiver of any other breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.

10.3           Assignment.  [***].

10.4           Third Party Rights.  Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person, other than the Parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

10.5           Force Majeure.  The Parties shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by a Force Majeure Event.

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10.6           Choice of Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, USA, without giving effect to the principles of conflict of laws thereof.

10.7           Jurisdiction; Venue.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in a state or federal court of competent jurisdiction located in the State of California, USA, and each of the Parties to this Agreement hereby consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

10.8           Headings.  The headings of the Articles and Sections in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.

10.9           Export Control.  Each Party agrees that it will not knowingly:  (a) export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations) provided by the other Party or (b) disclose such technical data for use in, or export or re-export directly or indirectly, any direct product of such technical data, including Software, to any destination to which such export or re-export is restricted or prohibited by United States or non-United States law, without obtaining prior authorization from the U.S. Department of Commerce and other competent Government Entities to the extent required by Applicable Laws.

10.10          Entire Agreement.  This Agreement, together with its Schedules and the agreements and instruments expressly provided for herein, including the applicable terms of the other Joint Venture Documents, constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the Parties hereto with respect to the subject matter hereof.

10.11          Severability.  Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in full force in all other respects.  Should any provision of this Agreement be or become ineffective because of changes in Applicable Laws or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby.  If such circumstances arise, the Parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by Applicable Law.

10.12          Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow.]

LAI-2977382v7

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the Amendment Date.

MICRON TECHNOLOGY, INC.
By:	/s/ D. Mark Durcan
Name:	D. Mark Durcan
Title:	President and Chief Operating Officer

[Signature page follows.]

THIS IS A SIGNATURE PAGE FOR THE AMENDED AND RESTATED TECHNOLOGY TRANSFER AND LICENSE AGREEMENT ENTERED INTO BY AND BETWEEN MICRON AND NTC

LAI-2977382v7

NANYA TECHNOLOGY CORPORATION
By:	/s/ Jih Lien
Name:	Jih Lien
Title:	President

THIS IS A SIGNATURE PAGE FOR THE AMENDED AND RESTATED TECHNOLOGY TRANSFER AND LICENSE AGREEMENT ENTERED INTO BY AND BETWEEN MICRON AND NTC

LAI-2977382v7